Schweitzer-Mauduit International, Inc.
2015 Long-Term Incentive Plan

Performance Share Unit Award Agreement

Mativ Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (including any subplans or local addendum applicable to Holder) (the “Plan”), a performance share unit award (the “Award”) with respect to the target number of shares of the Company’s Common Stock, par value $0.10 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

A.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

1.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. The Award includes a right to dividend equivalents equal to the value of any dividends paid on the Stock for which the dividend record date occurs between the Grant Date and the date the Award is settled or forfeited. Subject to vesting, each dividend equivalent entitles the Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Stock underlying the Award that are outstanding during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the shares of Stock to which they are attributable, including, without limitation, the vesting conditions, the provisions governing the time and form of settlement of the Award.

2.Restriction Period, Vesting and Settlement.

1.Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the shares of Stock subject to the Award shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the performance goals set forth in the Award Notice over the performance period set forth in the Award Notice (the “Performance Period”), provided that the Holder remains in continuous employment with the Company through the expiration of the Performance Period, and the vested portion of the Award shall be paid to the Holder within 70 days after the end of the Performance Period. Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the settlement of the Award.

2.Termination of Employment

1.Termination due to Disability or Retirement. If the Holder’s employment with the Company terminates prior to the expiration of the Performance Period by reason of the Holder’s termination by the Company due to Disability or Retirement and the Holder executes and does not revoke a waiver and release of claims in the form prescribed by the Company (the “Release”) within 60 days after the date of such termination, the Performance Period shall continue through the last day thereof and the Holder shall be entitled to a prorated Award based on the number of days served between the Grant Date and the expiration of the Performance Period and actual performance during the Performance Period. Such vested Award shall be paid to the Holder within 70 days after the end of the Performance Period.

2.Death. If the Holder dies prior to the expiration of the Performance Period, then the Holder shall be entitled to a prorated Award based on target performance and the number of days served between the Grant Date and the expiration of the Performance Period. The vested Award shall be settled within 70 days following the date of the Holder’s death.

3.Termination other than due to Retirement, Death or Disability. Except as provided for in Section 3.3(b), if the Holder’s employment with the Company terminates prior to the expiration of the Performance Period by reason of (i) the Company’s termination of the Holder’s employment for any reason other than death or Disability or (ii) the Holder’s resignation for any reason other than Retirement, then the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.    Change in Control.
1.Vesting and Settlement of Award Not Assumed. In the event of a Change in Control prior to the expiration of the Performance Period pursuant to which the Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee in effect prior to the Change in Control, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), the Award shall vest as of the date of the Change in Control based on actual performance through the date of the Change in Control and the number of days served between the Grant Date and the expiration of the Performance Period. If the Change in Control constitutes a “change in control event,” within the meaning of Section 409A of the Code, and the Company terminates all deferred compensation plans of the same type to the extent required under Section 409A of the Code, then the Award shall be settled in cash within 70 days following such Change in Control to the extent permitted by Section 409A of the Code; provided, however, if the Award is deemed nonqualified deferred compensation within the meaning of Section 409A of the Code and the settlement of such Award upon a Change in Control would not be permitted, then the Award shall be settled within 70 days of the earlier of (i) the last day of the Performance Period and (ii) the Holder’s death.

2.Vesting and Settlement of Award Assumed. In the event of a Change in Control prior to the expiration of the Performance Period pursuant to which the Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, as in effect prior to the Change in Control, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control) and (i) the Holder remains continuously employed through the end of the Performance Period, the Award shall vest based on the achievement of the performance goals set forth in the Award Notice over the Performance Period or (ii) the Company terminates the Holder’s employment without Cause or the Holder resigns for Good Reason within 24 months following such Change in Control and the Holder executes and does not revoke a Release within 60 days after the date of such termination, the Award shall vest based on the number of days served between the Grant Date and the expiration of the Performance Period and actual performance through such termination of employment. The vested Award shall be settled within 70 days following the end of the Performance Period or, if earlier, the Holder’s death or termination of employment; provided, further, that if the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code or the termination occurs more than two years after the Change in Control, then the vested Award shall be paid to the Holder within 70 days of the earlier of (i) after the end of the Performance Period and (ii) Holder’s death. If, following a Change in Control, the Holder experiences a termination of employment other than as set forth in Section 3.2(a), Section 3.2(b) or this Section 3.3(c), the Award shall be immediately forfeited by the Holder and cancelled by the Company.

4.    Definitions.

1.Disability. For purposes of this Award, “Disability” shall mean a physical or mental condition arising out of injury or disease which the Company determines is permanent and prevents the Holder from engaging in any occupation with the Company commensurate with the Holder’s education, training and experience, excluding (i) any condition incurred as a result of or incidental to a felonious act perpetrated by the Holder or (ii) any condition resulting from excessive use of drugs or narcotics or from willful self-inflicted injury.

2.Retirement. For purposes of this Award, “Retirement” shall mean a Holder who has at least five years of continuous employment with the Company and/or its Affiliates and who is at least fifty-five years of age and who provides at least sixty days written notice to the Company of his/her decision to “Retire” and who in fact leaves the employment of the Company and its Affiliates through retirement on or after such date, subject to the Company’s approval of such termination due to retirement.

3.Issuance or Delivery of Shares. Subject to Section 6.12, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Holder at the time specified in Section 3 hereof. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

4.Transfer Restrictions and Investment Representation.

1.Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

2.Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

5.    Additional Terms and Conditions of Award.

1.Withholding Taxes.

(a)    As a condition precedent to the delivery to the Holder of any Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Employee to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)    Under the terms of this Agreement, the Holder’s obligations to pay the Required Tax Payments shall be satisfied by the Company withholding whole shares of Stock which would otherwise be issued or transferred to the Holder having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; provided, however, the Holder may notify the Company prior to the Tax Date that the Holder has elected, in lieu of the Company withholding shares of Stock, to satisfy his or her obligation to advance the Required Tax Payments by (i) a check or cash payment to the Company, (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iii) except as may be prohibited by applicable law, a cash payment by a broker whom the Company has selected for this purpose and to whom the Holder has authorized to sell any shares acquired upon the vesting of the Award to meet the Required Tax Payments; or (iv) any combination of share withholding and (i), (ii) and (iii). Shares to be delivered to the Company or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such greater withholding amount to the extent permitted by applicable withholding rules and accounting rules without resulting in variable accounting treatment). Any fraction of a share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

2.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

3.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

4.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
5.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Mativ Holdings, Inc., Attn: Legal Department, 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

9.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

10.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

11.Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

12.Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.